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                                                                     Exhibit 6.B

[PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                 April 19, 2001

                                                                         550-634


Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

            I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 333-71763).


                                                     Sincerely,


                                                     /s/ Scott V. Carney
                                                     --------------------------
                                                     Scott V. Carney, FSA, MAAA
                                                     Actuary